UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

Computer Sciences Corporation

(Name of Registrant as Specified In Its Charter)

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Computer Sciences Corporation Notice of 2005 Annual Meeting of Stockholders

The 2005 Annual Meeting of Stockholders will be held on Monday, August 1, 2005, at 10:00 a.m., at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045. The purpose of the meeting is:

•	To elect directors;

•	To ratify the appointment of independent auditors; and

•	To consider such other business as may properly come before the meeting.

Only stockholders of record at the close of business on June 3, 2005 will be entitled to vote at the meeting and any postponements or adjournments thereof.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to read this proxy statement and vote as soon as possible.

You may vote by completing, signing, dating and returning the enclosed proxy form in the envelope provided, or by following the Internet or telephone voting procedures described on the proxy form.

By Order of the Board of Directors,

Hayward D. Fisk
Vice President, General Counsel and Secretary

El Segundo, California
June 23, 2005

TABLE OF CONTENTS

GENERAL INFORMATION
Who May Vote	1
How to Vote	1
Revocation of Proxies	2
Quorum and Vote Required	2
Other Matters to be Acted Upon at the Meeting	3
Solicitation of Proxies	3

CORPORATE GOVERNANCE
Board of Directors	4
Corporate Governance Guidelines and Codes of Ethics	4
Mandatory Retirement of Directors	4
Executive Sessions of Non-Management Directors	4
Communicating with the Board or the Presiding Director	4
Director Independence	5
Board Committees	5
Director Nomination Process	6
Director Attendance at Meetings	7
Compensation of Non-Management Directors	8
Audit Committee Report	8

PROPOSAL 1. ELECTION OF DIRECTORS	9

STOCK OWNERSHIP	10

EXECUTIVE COMPENSATION
Compensation Committee Report	12
Summary Compensation Table	14
Fiscal Year 2005 Option Grants	16
Fiscal Year 2005 Option Exercises and Year End Values	17
Defined Benefit Plans	17
Severance Plan	18
Employment Agreement	19
Stock Performance	20

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS	21

ADDITIONAL INFORMATION	22
Section 16(a) Beneficial Ownership Reporting Compliance	22
Stockholder Proposals and Nomination of Directors at the 2006 Annual Meeting	22
Householding; Availability of 2005 Annual Report and Proxy Statement	23

Appendix A: Independence Standards	A-1

i

Computer Sciences Corporation

2100 East Grand Avenue
El Segundo, California 90245
(310) 615-0311

June 23, 2005

PROXY STATEMENT

The Board of Directors of Computer Sciences Corporation is soliciting proxies for use at the 2005 Annual Meeting of Stockholders. The Annual Meeting will be held on Monday, August 1, 2005, at 10:00 a.m., at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045. Distribution of this proxy statement and a proxy form, together with CSC’s 2005 Annual Report, is scheduled to begin on or about June 23, 2005.

GENERAL INFORMATION

Who May Vote

All holders of record of CSC stock as of the close of business on June 3, 2005 are entitled to vote at the Annual Meeting and any postponements or adjournments thereof. There were 184,720,770 shares of CSC stock outstanding on that date. Each share is entitled to one vote.

How to Vote

If you receive a paper proxy or voting instruction card, you may vote your shares:

•	by completing, executing and returning the proxy or voting instruction card in a timely manner;

•	by using a touch-tone telephone and complying with the telephone voting instructions, if any, on the proxy or voting instruction card; or

•	through the Internet, by complying with the Internet voting instructions, if any, on the proxy or voting instruction card.

If you enrolled for electronic delivery of stockholder communications before the close of business on June 17, 2005, you will receive an e-mail with instructions for accessing this proxy statement, the proxy form and the 2005 Annual Report.

All shares of CSC stock represented by proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated, the shares will be voted as follows:

•	FOR the election of the nominees to the Board of Directors; and

•	FOR the ratification of the appointment of independent auditors.

Stockholders are encouraged to conserve natural resources, as well as save the Company significant printing, mailing and tabulating costs, by visiting http://www.icsdelivery.com/csc and enrolling for electronic delivery of stockholder materials, including proxy materials and annual reports, and Internet voting. Enrollment is effective until canceled.

Questions regarding electronic delivery or Internet voting should be directed to Investor Relations at 800.542.3070 or InvestorRelations@csc.com.

Revocation of Proxies

You can revoke your proxy at any time before its exercise by (i) giving written notice of revocation to the Secretary of the Company, (ii) submitting a proxy with a later date or (iii) attending the Annual Meeting and voting by ballot.

Quorum and Vote Required

The presence in person or by proxy of the holders of a majority of the outstanding shares of CSC stock will constitute a quorum at the Annual Meeting.

In the election of directors, the eight persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. Approval of Proposal No. 2 requires the affirmative “FOR” vote of a majority of the shares of CSC stock present in person or by proxy and entitled to vote on that proposal.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a proposal when a broker is not permitted to vote on that proposal without instructions from the beneficial owner, and instructions are not given. In both Proposal No. 1 and Proposal No. 2, absent a contested election, your broker may vote your street name shares in his or her discretion if you do not provide voting instructions.

Broker non-votes are considered present at the Annual Meeting, but not entitled to vote. Thus, they are counted as present for purposes of determining the existence of a quorum, but are not counted for purposes of determining whether a proposal has been approved. An “ABSTAIN” vote on a proposal is also counted as present for quorum purposes, but has the same effect as a vote “AGAINST” that proposal.

Holders of CSC stock are entitled to cumulate their votes for the election of directors if, on or prior to 10:00 a.m., Pacific Daylight Time, on July 30, 2005, at least one stockholder has notified CSC’s Chief Executive Officer or Secretary in writing of a desire that voting for the election of directors be cumulative. Under cumulative voting, each stockholder may allocate among the director nominees, in any manner desired, a total number of votes equal to the number of directors to be elected multiplied by the number of shares held.

If a stockholder elects to cumulate votes but does not allocate the votes to specific director nominees, the proxy holders named in the proxy will have the discretion to cumulate votes in any manner, and to vote for less than all of the director nominees indicated on the proxy, in order to elect the maximum number of the director nominees set forth in Proposal No. 1 below.

Other Matters to be Acted Upon at the Meeting

The Company does not know of any matter to be presented at the Annual Meeting other than those described in this proxy statement. If, however, other matters are properly presented for action at the Annual Meeting, the proxy holders named in the proxy will have the discretion to vote on such matters in accordance with their best judgment.

Solicitation of Proxies

CSC is making this solicitation, and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may, but without any compensation other than the compensation they receive in their capacities as officers and employees, solicit proxies personally or by telephone, facsimile, e-mail or further mailings. We will, upon request, reimburse brokerage firms and others for their reasonable expense in forwarding proxy materials to beneficial owners of CSC stock. We have engaged the services of Morrow & Co., Inc. with respect to proxy soliciting matters at an expected cost of approximately $8,000, not including incidental expenses.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors is elected by the stockholders to manage the business of the Company. The Board oversees the Company’s senior management, to whom it has delegated the authority and responsibility for the day-to-day operations of the business.

Corporate Governance Guidelines and Codes of Ethics

The Board has adopted the following:

•	Corporate Governance Guidelines that govern the structure and functioning of the Board and its committees;

•	a Code of Ethics and Standards of Conduct for all directors of CSC and all employees of CSC and its subsidiaries; and

•	an additional Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer.

All three documents are available on the Company’s Website, www.csc.com, under “Corporate Governance.” They are also available to any person, without charge, by calling 800.542.3070 or writing to:

Investor Relations Computer Sciences Corporation 2100 East Grand Avenue El Segundo, California 90245

The Company will promptly disclose on its Website (i) any waiver of a director or executive officer’s compliance with the Code of Ethics and Standards of Conduct, and (ii) any amendment or waiver of the Code of Ethics for the CEO, CFO or CAO.

Mandatory Retirement of Directors

Under our Bylaws, directors must retire by the close of the first annual meeting of stockholders held after they become age 72, unless the Board determines that it is in the best interests of CSC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting.

Executive Sessions of Non-Management Directors

The Corporate Governance Guidelines require the non-management directors to meet in executive session after the conclusion of each regularly scheduled Board meeting, and at such additional times as they may determine. During fiscal year 2005, they met 6 times. The Presiding Director at executive sessions of non-management directors is rotated annually among the four most senior non-management directors. Warren McFarlan will be the Presiding Director from August 1, 2005 through the date of the 2006 Annual Meeting of Stockholders.

Communicating with the Board or the Presiding Director

Stockholders and other interested parties may communicate with the Board, or with the Presiding Director, by writing in care of the Corporate Secretary, Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California 90245.

Director Independence

As set forth in Appendix A, the Corporate Governance Guidelines provide that a director is “independent” if he or she satisfies the New York Stock Exchange (“NYSE”) requirements for director independence and the Board of Directors affirmatively determines that the director has no material relationship with CSC (either directly, or as a partner, shareholder or officer of an organization that has a relationship with CSC).

Three of our directors are current or former executive officers of CSC: Van Honeycutt is our Chairman and Chief Executive Officer, Lee Level is our Vice President and Chief Financial Officer, and Bill Hoover is our former Chairman and Chief Executive Officer. The Board has determined that each of the remaining seven directors — Irv Bailey, David Barram, Steve Baum, Rodney Chase, Warren McFarlan, Jim Mellor and Tom Patrick — is independent under the Corporate Governance Guidelines.

Board Committees

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee. The charters of each committee are available on the Company’s Website, www.csc.com, under “Corporate Governance/Committees” and are available to any person, without charge, by calling 800.542.3070 or writing to:

Investor Relations Computer Sciences Corporation 2100 East Grand Avenue El Segundo, California 90245

Committee Qualifications and Membership.  Each director serving on the Audit Committee, Compensation Committee or Nominating/Corporate Governance Committee must be “independent” for purposes of CSC’s Corporate Governance Guidelines. In addition:

•	Each Audit Committee member must be “independent” for purposes of the rules and regulations of the New York Stock Exchange and the U.S. Securities and Exchange Commission (“SEC”) relating to audit committees, and must be financially literate. No member of the Audit Committee may simultaneously serve on the audit committees of more than three other public companies unless the Board determines that such simultaneous service would not impair the member’s ability to effectively serve on the Audit Committee, which determination must be disclosed in CSC’s proxy statement. In addition, the Company must disclose whether at least one member of the Audit Committee is an “audit committee financial expert” under SEC rules.

•	Each Compensation Committee member must be a “non-employee director” for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

The committees are currently constituted as set forth below. Jim Mellor will cease to be a member of the Compensation Committee when he retires from the Board effective as of the close of the Annual Meeting on August 1, 2005:

Independent Directors	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee
Irving W. Bailey, II	X	Chair
David J. Barram	X
Stephen L. Baum	Chair		X
Rodney F. Chase	X		X
F. Warren McFarlan		X	Chair
James R. Mellor		X
Thomas H. Patrick	X	X

The Board has determined that:

•	each committee member satisfies all applicable requirements for membership on that committee; and

•	each of the five Audit Committee members qualifies as an “audit committee financial expert” for purposes of the rules of the SEC.

Audit Committee.  The Audit Committee oversees the accounting, financial reporting processes and related internal control framework of the Company, and audits of the Company’s financial statements and internal controls over financial reporting. The Committee assists the Board of Directors in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. The Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor. A report of the Committee is included on page 8 of this Proxy Statement. During the last fiscal year, the Committee held 7 meetings. The members of the Audit Committee are Steve Baum (Chairman), Irv Bailey, David Barram, Rodney Chase and Tom Patrick.

Anyone with questions or complaints regarding accounting, internal accounting controls or auditing matters may communicate them to the Audit Committee by calling CSC’s Open Line (800.822.5527). Calls may be confidential or anonymous. All such questions and complaints will be forwarded to the Audit Committee for its review, and will be simultaneously reviewed and addressed under the direction of the Vice President, Internal Audit. The Audit Committee may direct special treatment, including the retention of outside advisors, for any concern communicated to it. CSC’s Code of Ethics and Standards of Conduct prohibits retaliation against CSC employees for any report or communication made in good faith through the Open Line.

Compensation Committee.  The Compensation Committee approves the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates performance in light of those goals and objectives and, together with the other independent directors, determines his or her compensation based on that evaluation. The Committee also approves the compensation of all other senior executives, and recommends to the Board the compensation of directors and committee members. In addition, the Committee administers all stock incentive plans, and makes recommendations to the Board regarding incentive compensation plans and equity-based plans. A report of the Committee is included on page 12 of this Proxy Statement. During the last fiscal year, the Committee held 8 meetings. The members of the Compensation Committee are Irv Bailey (Chairman), Warren McFarlan, Jim Mellor and Tom Patrick.

Nominating/Corporate Governance Committee.  The Nominating/Corporate Governance Committee assists the Board of Directors in identifying and evaluating candidates for election or re-election as directors, and in shaping the corporate governance of the Company. The Committee recommends the membership and chairman of each Board committee, and monitors the continuing qualification of directors to serve as Board and committee members. Periodically, the Committee assesses Board size, structure and operations, and reviews the Company’s significant corporate governance documents. The Committee oversees the orientation and education of directors, and the Board’s annual self-evaluation of its performance. During the last fiscal year, the Committee held 5 meetings. The members of the Nominating/Corporate Governance Committee are Warren McFarlan (Chairman), Steve Baum and Rodney Chase.

Director Nomination Process

The Board believes that all directors should have the following attributes:

•	They exhibit the highest professional and personal ethics and values.

•	They have had a successful career that demonstrates senior level management and leadership experience in a public company, government or a major academic institution.

•	They (other than employee directors) meet the standards of independence set forth in CSC’s Corporate Governance Guidelines.

•	They are financially literate.

•	They are able to serve on the Board for a sustained period of time after they are first elected, preferably for at least five years.

•	They are able to devote sufficient time and energy to the performance of their duties as a CSC director, and serve on no more than four other public company boards, if retired, and three if not retired.

•	They do not hold any position or have any relationship that would cause CSC to violate any applicable legal requirement.

•	They are able to effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all CSC stockholders and other stakeholders.

In evaluating potential director nominees, the Nominating/Corporate Governance Committee first screens them for these attributes. The Committee then considers the contribution they would make to the Board’s balance and diversity of knowledge, experience and capability, and their likely impact on Board dynamics and effectiveness. The Committee has retained a third-party search firm to identify director candidates and assist the Committee in evaluating candidates that have been independently identified.

The Committee will consider potential director candidates recommended by stockholders who own in excess of 1% of the Company’s outstanding shares. Any such stockholder recommendation for director nominees at the 2006 Annual Meeting of stockholders should be submitted to the Nominating/Corporate Governance Committee, in care of the Corporate Secretary, Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California 90245, within the time period described in “Additional Information; Stockholder Proposals and Nomination of Directors at the 2006 Annual Meeting” below. The submission should include the following:

•	Evidence of the stockholder’s current CSC stockholdings;

•	Sufficient information to permit the Committee to evaluate the candidate pursuant to the criteria described above;

•	A detailed description of any relationship or understanding between the stockholder and the candidate; and

•	The consent of the candidate to serve if nominated and elected.

Stockholder recommendations made in accordance with the foregoing will be evaluated by the Committee on the same basis as recommendations from other sources.

One of the nominees for election at the Annual Meeting has not previously stood for election by the Company’s stockholders. David Barram was identified to the Committee as a potential director candidate by a third-party search firm. Upon recommendation by the Committee, the Board elected Mr. Barram as a director on November 8, 2004.

Director Attendance at Meetings

As set forth in the Corporate Governance Guidelines, directors are expected to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of the Company’s stockholders at which they are standing for election or re-election as directors. The Board held 10 meetings in fiscal year 2005. Each director attended over 90% of the meetings of the Board and the Board committees of which they were a member during fiscal year 2005, and each director standing for election or re-election as a director at the 2004 Annual Meeting of Stockholders, other than Bill Hoover, attended that meeting.

Compensation of Non-Management Directors

Cash Compensation.  Non-management directors receive an annual retainer of $55,000 and a meeting fee of $2,000 for each day of attendance at a Board meeting. Each non-management director who is a member of the Audit Committee, Compensation Committee or Nominating/Corporate Governance Committee receives a meeting fee of $2,000 for each day of attendance at any committee meeting held on a day upon which there is not also a Board meeting.

Restricted Stock Units.  Each non-management director was awarded 1,700 restricted stock units (“RSUs”) on August 9, 2004 (1,700 shares of CSC stock had an aggregate market value of approximately $75,000 on that date). The RSUs vest in full at the next annual meeting of CSC stockholders. When the holder of RSUs ceases to be a CSC director, the RSUs are automatically redeemed for shares of CSC stock and dividend equivalents with respect to those shares. The number of shares to be delivered upon redemption is equal to the number of RSUs that are vested at the time the holder ceases to be a director. At the holder’s election, the RSUs may be redeemed (i) as an entirety, upon the day the holder ceases to be a director, or (ii) in substantially equal amounts upon the first five, ten or fifteen anniversaries of that day.

David Barram joined the Board on November 8, 2004 and was awarded 1,100 RSUs on that date (1,100 shares of CSC stock had an aggregate market value of approximately $56,250 on November 8, 2004).

Audit Committee Report

The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent auditors, the Company’s audited financial statements for the fiscal year ended April 1, 2005, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte & Touche LLP’s evaluation of the Company’s internal control over financial reporting. The Audit Committee also discussed with the independent auditors the materials required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with them their independence.

Based on such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 1, 2005 for filing with the Securities and Exchange Commission.

The Audit Committee also appointed Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2006, and recommended to the Board of Directors that such appointment be submitted to the Company’s stockholders for ratification.

Stephen L. Baum, Chairman
Irving W. Bailey, II
David J. Barram
Rodney F. Chase
Thomas H. Patrick

PROPOSAL 1.

ELECTION OF DIRECTORS

The Board of Directors currently consists of ten directors. Bill Hoover and Jim Mellor will retire from the Board effective as of the close of the Annual Meeting. We thank Bill and Jim for 37 and 13 years, respectively, of outstanding service on the Board, and wish them well in their future endeavors.

The Nominating/Corporate Governance Committee has recommended to the Board, and the Board has approved, the nomination of the remaining eight incumbent directors for re-election at the Annual Meeting. It is intended that the accompanying proxy, if furnished, will be voted for the election to the Board of these eight director nominees.

The Board has amended the Bylaws to reduce the authorized number of directors from ten to eight, effective as of the close of the Annual Meeting. Votes may not be cast for more than eight director nominees. The eight persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected as directors.

The Board of Directors recommends a vote FOR each of its eight director nominees.

The following information regarding the director nominees is as of June 3, 2005.

Irving W. Bailey, II
Senior Advisor to Chrysalis Ventures, LLC, a private equity fund, and former Chairman and Chief Executive Officer of Providian Corporation. Mr. Bailey is also a director of AEGON N.V. and Hospira, Inc. He has been a director of CSC since 1992. Age 63.

David J. Barram	Former Administrator of the U.S. General Services Administration. Mr. Barram is also a director of Pope & Talbot, Inc. and NetIQ Corp. He has been a director since 2004. Age 61.

Stephen L. Baum	Chairman and Chief Executive Officer of Sempra Energy, a publicly held energy-services company. He has been a director of CSC since 1999. Age 64.

Rodney F. Chase
Deputy Chairman, Tesco p.l.c. and Senior Advisor to Lehman Brothers. Former Deputy Group Chief Executive and Managing Director of BP p.l.c. Mr. Chase is also a director of Nalco Holding Co. He has been a director of CSC since 2001. Age 62.

Van B. Honeycutt	Chairman and Chief Executive Officer of the Company. Mr. Honeycutt is also a director of Beckman Coulter, Inc. He has been a director of CSC since 1993. Age 60.

Leon J. Level	Vice President and Chief Financial Officer of the Company. Mr. Level is also a director of UTi Worldwide Inc. and Levi Strauss & Company. He has been a director of CSC since 1989. Age 64.

F. Warren McFarlan
Baker Foundation Professor, Graduate School of Business Administration, Harvard University. Mr. McFarlan is also a director of Providian Financial Corporation, Li & Fung Limited and INVESTools Inc. He has been a director of CSC since 1989. Age 67.

Thomas H. Patrick
Chairman, New Vernon Capital LLC, a private equity fund, and former Executive Vice Chairman of Merrill Lynch & Co., Inc. Mr. Patrick is also a director of Deere & Company, Baldwin & Lyons, Inc. and optionsXpress Holdings, Inc. He has been a director of CSC since 2004. Age 61.

STOCK OWNERSHIP

The following table provides information on Common Stock beneficially owned as of June 3, 2005 by:

•	each person or group believed by the Company to own beneficially more than 5% of the outstanding Common Stock;

•	each of the five executive officers named in the Summary Compensation Table on page 14;

•	each of the current directors of the Company; and

•	all executive officers and directors, as a group.

Unless otherwise indicated, each person or group has sole voting and investment power with respect to all shares beneficially owned.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent of Class
Dodge & Cox 555 California Street, 40th Floor San Francisco, California 94104	24,428,657	(2)	13.2%	(2)
Barclays Global Investors, NA 45 Fremont Street San Francisco, California 94105	15,824,944	(3)	8.6%	(3)
Van B. Honeycutt	2,435,145	(4)	1.3%	(4)
Michael W. Laphen	401,199	(4)(6)		(4)(5)(6)
Leon J. Level	393,375	(4)		(4)(5)
Paul M. Cofoni	246,904	(4)		(4)(5)
Paul T. Tucker	256,905	(4)		(4)(5)
Irving W. Bailey, II	18,752	(7)		(5)(7)
David J. Barram	1,100	(7)		(5)(7)
Stephen L. Baum	10,819	(7)		(5)(7)
Rodney F. Chase	7,540	(7)		(5)(7)
William R. Hoover	496,710	(7)(8)		(5)(7)(8)
F. Warren McFarlan	17,910	(7)		(5)(7)
James R. Mellor	14,864	(7)		(5)(7)
Thomas H. Patrick	2,500	(7)		(5)(7)
All executive officers and directors of the Company, as a group (17 persons)	4,564,119	(4)(7)(9)	2.4%	(4)(7)(9)

(1)	Unless otherwise indicated, the address of each person or group is c/o Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California 90245.

(2)	This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2005. Based upon information contained in the filing, Dodge & Cox, in its capacity as an investment advisor, has sole voting power with respect to 23,037,807 of these shares, shared voting power with respect to 353,400 of these shares and sole dispositive power with respect to all of these shares.

(3)	This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2005. Based upon information contained in the filing (i) Barclays Global Investors, NA has sole voting power and sole dispositive power with respect to 11,243,670 and 12,827,660 of these shares, respectively, and beneficially owns 12,827,660 of these shares, (ii) Barclays Global Fund Advisors has sole voting power and sole dispositive power with respect to 901,080 and 1,011,289 of these shares, respectively, and beneficially owns 1,011,289 of these shares, (iii) Barclays Global Investors, Ltd has sole voting and dispositive power with respect to 1,743,991 and 1,753,091 of these shares, respectively, and beneficially owns 1,753,091 of these shares, (iv) Barclays Global Investors Japan Trust and Banking Company Limited has sole voting and dispositive power with respect to, and beneficially owns, 157,997 of these shares, (v) Barclays Life Assurance Company Limited has sole voting and dispositive power with respect to, and beneficially owns, 14,000 of these shares, (vi) Barclays Capital Securities Limited has sole voting and dispositive power with respect to, and beneficially owns, 16,907 of these shares, (vii) Barclays bank (Suisse) SA has sole voting and dispositive power with respect to, and beneficially owns, 300 of these shares, and (viii) Palomino Limited has sole voting and dispositive power with respect to, and beneficially owns, 43,700 of these shares.

(4)	With respect to Messrs. Honeycutt, Laphen, Level, Cofoni, Tucker and all executive officers and directors of the Company, as a group, includes 2,163,031, 305,696, 309,131, 218,541, 215,663 and 3,495,101 shares of Common Stock, respectively, subject to employee options which were outstanding on June 3, 2005 and which will be exercisable within 60 days thereafter. These shares have been deemed to be outstanding in computing the Percent of Class. The shares listed above for Mr. Tucker include 50 call options for 5,000 shares purchased on February 17, 2005 for $45 per share, expiring in January 2006.

With respect to Messrs. Honeycutt, Laphen, Level, Cofoni, Tucker and all executive officers and directors of the Company, as a group, includes 265,830, 86,007, 57,361, 27,267, 39,084 and 509,961 shares of unvested restricted stock outstanding on June 3, 2005. Holders of unvested restricted stock have sole voting power, but no investment power, with respect thereto.

With respect to Messrs. Honeycutt, Laphen, Level, Cofoni, Tucker and all executive officers and directors as a group, includes 6,284, 1,950, 1,905, 1,096, 374 and 18,635 shares of Common Stock, respectively, which are held for the accounts of such persons under the Company’s Matched Asset Plan and with respect to which such persons had the right, as of June 3, 2005, to give voting instructions to the Committee administering the Plan.

(5)	Less than 1%.

(6)	Mr. Laphen and his wife share voting and investment power with respect to 6,916 of these shares.

(7)	With respect to Messrs. Bailey, Barram, Baum, Chase, Hoover, McFarlan, Mellor, Patrick and all directors of the Company, as a group, includes 11,752, 1,100, 8,819, 7,540, 6,900, 13,110, 13,664, 2,500 and 65,385 shares of Common Stock, respectively, which shares are subject to restricted stock units that were outstanding on June 3, 2005, and which shares would, pursuant to such restricted stock units, be distributed to such directors if their directorships were to terminate on August 1, 2005. These shares have been deemed to be outstanding in computing the Percent of Class.

(8)	Mr. Hoover and his wife share voting and investment power with respect to 489,810 of such shares.

(9)	The executive officers and directors, as a group, have sole voting and investment power with respect to 4,066,139 of these shares, and shared voting and investment power with respect to 497,980 of these shares.

EXECUTIVE COMPENSATION

Compensation Committee Report

General

CSC’s executive compensation program is designed to provide competitive levels of compensation and incentives based on the Company’s performance, and includes salary, annual incentive awards and equity incentives. The annual incentive award may be paid in the form of cash or restricted stock (as described below), or may be deferred. CSC has also adopted various employee benefit plans, including retirement plans, health plans, insurance plans and others, in which executives are eligible to participate.

The Compensation Committee reviews the compensation of (i) the Chief Executive Officer and the Chief Operating Officer, (ii) each of their direct reports and (iii) each other person who is a CSC executive officer. The Committee determines the compensation of each of these executives other than the Chief Executive Officer. Based on the recommendation of the Compensation Committee, the independent directors determine the compensation of the Chief Executive Officer.

Base salary and equity incentives are determined based on the executive’s experience and long-term contribution to CSC, and on competitive market data. Each year, CSC retains an international compensation consulting firm to provide a report on executive compensation at comparable companies, including regression analysis at various percentiles.

The annual incentive award is determined based on the performance of the executive’s business unit and the Company during the fiscal year, as measured against specific targets set by the Compensation Committee. Targets for fiscal year 2005 included five measures of business unit performance (revenue, operating income, operating income margin, return on investment and operating days’ sales outstanding) and one measure of Company performance (earnings per share), as well as specific individual achievements.

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation in excess of $1,000,000 paid to the Chief Executive Officer or the four other most highly compensated executive officers of the Company. The Company’s executive compensation program takes into account such potential limitations on tax deductions, but does not require that all compensation qualify for exemption from Section 162(m).

Fiscal Year 2005 Grants of Equity Incentives

During the fiscal year ended April 1, 2005, all executives received equity incentives in the form of stock options and most received restricted stock. Many executives also received restricted stock in lieu of a cash bonus payable for service rendered during such fiscal year.

All stock options currently granted vest ratably on the first three anniversaries of the grant date (assuming continued employment), and provide for accelerated vesting in full upon retirement at age 62 or older with at least 10 years of service. In previous fiscal years, the Company granted options in lieu of a cash bonus, which had an exercise price equal to 25% of the market value on the option grant date, and an option “spread” on that date equal to 150% of the cash bonus otherwise payable. All options currently granted have an exercise price equal to 100% of the market value on the option grant date.

The Company has granted restricted stock in lieu of a cash bonus payable for fiscal year 2005. The restricted stock has a value (based on the closing market price of unrestricted shares on the grant date) equal to 150% of the cash bonus otherwise payable. This restricted stock vests ratably on the first, second and third anniversaries of the grant date (assuming continued employment), and provides for accelerated vesting in full upon retirement at age 62 or older, involuntary employment termination other than for “cause,” and voluntary employment termination for “good reason.” All other restricted stock currently granted vests ratably on the third, fourth and fifth anniversaries of the grant date (assuming continued employment), and provides for accelerated vesting in full upon retirement at age 62 or older with at least 10 years of service. The holder of restricted stock is entitled to vote the shares and receive all dividends paid.

Chief Executive Officer Compensation

Mr. Honeycutt has an employment agreement with the Company, which is described on page 19.

Based on Mr. Honeycutt’s individual performance and long-term contributions to the success of the Company during fiscal year 2004, and a review of chief executive officer compensation at comparable companies, Mr. Honeycutt’s base salary was increased 4.5% to $1,308,400 for fiscal year 2005 and he was awarded 230,000 stock options and 90,000 shares of restricted stock. Based on the Company’s financial performance in fiscal year 2005, as measured against Mr. Honeycutt’s incentive compensation targets, Mr. Honeycutt received an annual incentive award with a value of $2,508,000, which was 109.7% of his target opportunity. This award was paid in the form of 84,921 shares of restricted stock.

Conclusion

The Compensation Committee believes that the Company’s executive compensation program allows CSC to attract and retain outstanding executives, and is well structured to align management’s and stockholders’ interest in the enhancement of stockholder value through stock ownership programs and incentive programs based on performance and stock value.

We will continue to address the effectiveness of the Company’s total compensation program to meet the needs of the Company and serve the interests of its stockholders.

Irving W. Bailey, II, Chairman
F. Warren McFarlan
James R. Mellor
Thomas H. Patrick

Summary Compensation Table

The following table provides information on the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the “Named Executive Officers”) in the fiscal years ended April 1, 2005, April 2, 2004 and March 28, 2003.

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)		Other Annual Compensation(3) ($)	Restricted Stock(4) ($)	Options(5)(6) (#)	All Other Compensation(7) ($)
Van B. Honeycutt	2005	1,294,300		(4)	177,037	7,275,600	230,000	5,157
Chairman and	2004	1,261,539	1,104,300	(5)	93,150		256,573	3,573
Chief Executive Officer	2003	1,188,893		(5)	36,955		1,013,209	4,517

Michael W. Laphen	2005	646,150	890,700		6,872	1,301,320	50,000	4,136
President and	2004	637,019	630,000		385,989	1,000,011	50,000	4,964
Chief Operating Officer	2003	443,554	101,000	(5)	191,880		127,357	3,641

Leon J. Level	2005	546,075		(4)	18,773	1,814,241	35,000	3,972
Corporate Vice President	2004	532,994	266,800	(5)	20,076		48,669	4,208
and Chief Financial Officer	2003	504,000	227,400	(5)	8,603		131,855	3,584

Paul M. Cofoni	2005	421,800	436,200		18,894	674,104	25,900	3,759
Corporate Vice President	2004	412,125	431,300		16,068		30,000	3,962
and President, Federal Sector	2003	386,923	398,500		4,799		96,313	3,410

Paul T. Tucker	2005	413,700		(4)	16,799	1,074,702	15,000	2,757
Corporate Vice President,	2004	403,266		(5)	11,761		35,672	2,810
Corporate Development	2003	379,923	171,450	(5)	4,116		62,271	2,271

(1)	The amounts shown in the Salary column reflect all salary earned during the fiscal year indicated, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

(2)	Bonuses earned during any fiscal year are determined in the following fiscal year pursuant to the Annual Incentive Plan. Bonuses may be paid in cash, deferred pursuant to the Deferred Compensation Plan or paid in the form of restricted stock (for fiscal year 2005) or discount stock options (for fiscal years 2004 and earlier). The amounts shown in the Bonus column reflect all bonuses earned during the indicated fiscal year that were either paid in cash or deferred. Restricted stock granted in lieu of cash bonuses is included in the Restricted Stock column and described in Note (4) below. Options granted in lieu of cash bonuses are included in the Options column and described in Note (5) below.

(3)	“Preferential interest” is the portion of interest considered to be at above-market rates pursuant to the rules of the Securities and Exchange Commission. The amounts shown in the Other Annual Compensation column include the following amounts of preferential interest accrued under the Deferred Compensation Plan in the accounts of the Named Executive Officers:

	Fiscal Year
Name	2005	2004	2003
Van B. Honeycutt	$104,173	$83,312	$34,699
Leon J. Level	$18,430	$19,582	$8,603
Paul M. Cofoni	$18,894	$16,068	$4,799
Paul T. Tucker	$11,426	$11,761	$4,116

Mr. Cofoni did not receive any reimbursements for taxes in fiscal years 2005, 2004 and 2003. The amounts shown in the Other Annual Compensation column include the following reimbursements to Messrs. Honeycutt, Laphen, Level and Tucker for taxes:

	Fiscal Year
Name	2005	2004	2003
Van B. Honeycutt	$11,267	$9,838	$2,256
Michael W. Laphen	$6,872	$234,248	$9,000
Leon J. Level	$343	$494
Paul T. Tucker	$5,373

In accordance with Securities and Exchange Commission regulations, the amounts shown in the Other Annual Compensation column for each executive officer do not include perquisites and other personal benefits, securities or property, other than those described above (collectively, “Perquisites“), unless such Perquisites exceed $50,000 in a fiscal year, in which case the officer’s total Perquisites for such year are included in the table and each Perquisite constituting at least 25% of such total is separately identified by type and amount in these footnotes. Perquisites are valued on the basis of the aggregate incremental cost to the Company.

Messrs. Honeycutt, Laphen, Level, Cofoni and Tucker did not have aggregate annual Perquisites in excess of $50,000 in fiscal years 2005, 2004 or 2003, except as follows: (i) Mr. Honeycutt had aggregate Perquisites of $61,597 in fiscal year 2005, including $36,023 for personal security; (ii) Mr. Laphen had aggregate Perquisites of $151,741 in fiscal year 2004, including a $84,702 relocation allowance and a $49,825 cost of living allowance; and (iii) Mr. Laphen had aggregate Perquisites of $182,880 in fiscal year 2003, including a $49,825 cost of living allowance and a $91,268 housing and utilities allowance.

(4)	The amounts shown in the Restricted Stock column represent the value of restricted stock based on the closing market prices of unrestricted stock on the various grant dates. The aggregate number of shares of restricted stock held on April 1, 2005 by Messrs. Honeycutt, Laphen, Level, Cofoni and Tucker was 90,000, 64,188, 23,333, 17,267 and 10,000, respectively. These shares had a value of $4,087,800, $2,915,419, $1,059,785, $784,267 and $454,200, respectively, based on the closing market price of $45.42 on that date.

The holder of restricted stock is entitled to vote the shares and receive all dividends paid with respect to the shares. All restricted stock other than that granted in lieu of a cash bonus, which is discussed in the following paragraph, vests in equal amounts on the third, fourth and fifth anniversaries of the grant date.

The amounts shown in the Restricted Stock column for fiscal year 2005 include restricted stock granted in lieu of a cash bonus. This restricted stock is included in the fiscal year in which the bonus was earned, rather than the fiscal year in which the restricted stock was granted. All restricted stock granted in lieu of a cash bonus vests in equal amounts on the first three anniversaries of the grant date. Additional information is set forth below.

Fiscal Year	Name	Cash Bonus	Shares of Restricted Stock In Lieu	Grant Date	Market Price of Unrestricted Stock on Grant Date
2005	Van B. Honeycutt	$2,508,000	84,921	May 23, 2005	$44.30
2005	Leon J. Level	$602,200	20,391	May 23, 2005	$44.30
2005	Paul T. Tucker	$456,200	15,447	May 23, 2005	$44.30

(5)	The amounts shown in the Options column for fiscal years 2004 and 2003 include discount stock options granted in lieu of a cash bonus. These options are included in the fiscal year in which the bonus was earned, rather than the fiscal year in which the options were granted. Each discount stock option has an exercise price per share equal to 25% of the closing market price on the grant date, and vests in equal amounts on the first three anniversaries of the grant date. Additional information is set forth below.

Fiscal Year	Name	Cash Bonus	Options In Lieu	Grant Date	Exercise Price	Market Price on Grant Date
2004	Van B. Honeycutt	$1,104,300	56,573	May 12, 2004	$9.76	$39.04
2004	Leon J. Level	$266,800	13,669	May 12, 2004	$9.76	$39.04
2004	Paul T. Tucker	$403,500	20,672	May 12, 2004	$9.76	$39.04

2003	Van B. Honeycutt	$1,877,000	113,209	May 5, 2003	$8.29	$33.16
2003	Michael W. Laphen	$101,000	6,092	May 5, 2003	$8.29	$33.16
2003	Leon J. Level	$227,400	13,716	May 5, 2003	$8.29	$33.16
2003	Paul T. Tucker	$171,450	10,341	May 5, 2003	$8.29	$33.16

(6)	On October 29, 2001, the Company announced an option exchange program for all employees who held stock options with an exercise price of $70 or more per share. Pursuant to this program:

(a) stock options granted on (i) May 3, 2000 to Messrs. Honeycutt, Laphen, Level, Cofoni and Tucker to purchase 300,000, 15,000, 30,000, 35,000 and 15,000 shares, respectively, at an exercise price of $78.94 per share, and (ii) June 20, 2000 to Mr. Laphen to purchase 35,000 shares at an exercise price of $74.69 per share were canceled on November 29, 2001; and

(b) stock options to purchase an equivalent number of shares at an exercise price of $46.90 per share were granted on May 30, 2002 and are included in the amounts shown in the Options column for fiscal year 2003.

(7)	Each of the Named Executive Officers participates in a defined contribution plan. The amounts shown in the All Other Compensation column include the following matching Company contributions to the plan accounts of the Named Executive Officers:

	Fiscal Year
Name	2005	2004	2003
Van B. Honeycutt	$3,472	$1,922	$2,872
Michael W. Laphen	$3,189	$4,030	$3,039
Leon J. Level	$3,171	$3,428	$2,901
Paul M. Cofoni	$3,141	$3,357	$2,885
Paul T. Tucker	$2,151	$2,219	$1,756

The amounts shown in the All Other Compensation column include the following premiums paid by the Company for term life insurance policies for the benefit of the Named Executive Officers. None of the Named Executive Officers has or will receive or be allocated an interest in any cash surrender value under these policies.

	Fiscal Year
Name	2005	2004	2003
Van B. Honeycutt	$1,685	$1,651	$1,645
Michael W. Laphen	$947	$934	$602
Leon J. Level	$801	$780	$683
Paul M. Cofoni	$618	$605	$525
Paul T. Tucker	$606	$591	$515

Fiscal Year 2005 Option Grants

The following table provides information on stock options granted to the Named Executive Officers in the fiscal year ended April 1, 2005. For a description of the terms and conditions of the options, see “Report of Compensation Committee on Annual Compensation of Executive Officers — Fiscal Year 2005 Grants of Equity Incentives” on page 12. No stock appreciation rights were granted to the Named Executive Officers in fiscal year 2005.

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Market Price per Share on Date of Grant	Exercise or Base Price ($)/sh	Expiration Date	5% ($)	10% ($)
Van B. Honeycutt	230,000 56,573	(2)	6.97 1.72	39.04 39.04	39.04 9.76	5/12/2014 5/12/2014	5,646,971 3,045,440	14,310,532 5,176,413

Michael W. Laphen	50,000		1.52	39.04	39.04	5/12/2014	1,227,602	3,110,985

Leon J. Level	35,000 13,669	(2)	1.06 0.41	39.04 39.04	39.04 9.76	5/12/2014 5/12/2014	859,322 735,830	2,177,690 1,250,709

Paul M. Cofoni	25,900		0.79	39.04	39.04	5/12/2014	635,898	1,611,490

Paul T. Tucker	15,000 20,672	(2)	0.45 0.63	39.04 39.04	39.04 9.76	5/12/2014 5/12/2014	368,281 1,112,816	933,296 1,891,482

(1)	Amounts shown reflect the potential realizable value of each grant of stock options, assuming that the market price of the underlying shares appreciates in value from the date of grant to the expiration date at an annualized rate of 5% or 10%. These potential values are reported in order to comply with Securities and Exchange Commission regulations, and the Company cannot predict whether these values will be achieved.

(2)	These discount stock options were granted in lieu of a cash bonus for fiscal year 2004. (See Note (5) to the Summary Compensation Table on page 15).

Fiscal Year 2005 Option Exercises and Year End Values

The following table provides information on stock options that the Named Executive Officers exercised during the fiscal year ended April 1, 2005, and held on April 1, 2005.

			Number of Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Van B. Honeycutt	425,254	11,212,634	1,800,435	783,770	12,486,515	9,958,913
Michael W. Laphen			256,885	107,506	1,851,354	896,635
Leon J. Level	5,000	110,384	247,748	123,399	2,065,866	1,704,063
Paul M. Cofoni			178,303	73,337	882,576	504,178
Paul T. Tucker			173,169	73,055	1,796,299	1,441,210

(1)	The amounts shown reflect the spread between the exercise price and the market value of the underlying shares of Common Stock on April 1, 2005 (based on the $45.42 closing price of Common Stock on that date reported on the Composite Tape for New York Stock Exchange listed companies).

Defined Benefit Plans

Each of the Named Executive Officers participates in the Pension Plan and the Supplemental Executive Retirement Plan (the “SERP”).

Pension Plan.  The Pension Plan is a contributory, career average defined benefit plan. Annual retirement benefits, calculated on a single life annuity basis, equal 2.25% of the participant’s average base salary during all years of participation. There is no deduction for Social Security or other offset amounts, and base salary does not include any bonus, overtime or shift differential compensation.

Pursuant to Internal Revenue Code requirements, the maximum benefits payable under the Pension Plan and the maximum base salary used to compute Pension Plan benefits are limited each year. For calendar year 2005, the maximum annual benefit is $170,000 and the maximum base salary is $210,000. To the extent that an additional benefit that would be payable under the Pension Plan absent these limitations (the “Excess Benefit”) is not paid under the Pension Plan, that Excess Benefit is paid under the SERP to persons who participate in both Plans.

Normal retirement under the Pension Plan is age 65 or older, and there is a 6% reduction in benefits for each year by which a participant’s age at retirement is less than 65. Assuming no increase in base salary, the estimated annual benefit under the Pension Plan and the Excess Benefit restoration provision of the SERP, on a single life annuity basis, payable to Messrs. Honeycutt, Laphen, Level, Cofoni and Tucker upon retirement at age 65 is $414,957, $250,667, $144,102, $154,132, and $141,473, respectively.

Supplemental Executive Retirement Plan.   The SERP provides retirement benefits to certain designated officers and key executives of the Company who satisfy its minimum service requirements. It provides two types of benefits: (i) as described above, an Excess Benefit restoration for SERP Participants who also participate in the Pension Plan, which restores the shortfall of Pension Plan benefits resulting from Internal Revenue Code limits on the maximum base salary used to compute Pension Plan benefits ($210,000 in calendar year 2005) and the maximum benefits payable under the Pension Plan, and (ii) as described below, an Additional Benefit for all SERP participants.

The Additional Benefit is payable to a participant for his or her lifetime in an annual amount equal to 50% of the average of the participant’s highest three (of the last five) annual base salaries, with a deduction of 100% of the amount of primary Social Security benefits payable at the time of determination. Upon the participant’s death, a spousal benefit of 50% of the participant’s benefit is generally payable for the spouse’s lifetime.

Payment of the Additional Benefit commences upon normal retirement at age 62 or older, or, in the sole discretion of the Chief Executive Officer (between age 55 and 61) or the Board (at age 54 or less), upon early retirement before age 62. Except as set forth below with respect to hardship withdrawals, the amount of the Additional Benefit payable will be reduced by 5% for each year by which a participant’s age at retirement is less than 62, and by 1/12 for each year by which the participant’s period of continuous employment is less than 12 years.

If, as a result of a permanent disability (as defined), a participant’s employment is terminated at age 55 to 61 (or with the approval of the Board, at age 54 or less), the employment termination will be treated as an approved early retirement. If, as a result of death, a participant’s employment is terminated at age 55 to 61 (or with the approval of the Board, at age 54 or less), the participant’s spouse will be entitled to receive (based on the participant’s then-current election) either (i) a death benefit equal to two times the participant’s base salary or (ii) the spousal benefit that would have been payable if the participant had died immediately following an approved early retirement.

After a participant has commenced receiving benefits, if he or she suffers a severe financial hardship that is not relievable from other financial sources, a withdrawal may be made in an amount equal to or less than the present value (determined under Internal Revenue Code rules) of any or all remaining SERP benefits (Excess and Additional), and future benefits will be reduced to reflect the payment of such lump sum.

After a participant commences to receive benefits, his or her Additional Benefit (but not Excess Benefit) is adjusted upward each year by the annual percentage increase in the Consumer Price Index (but not in excess of 5%). The Company pays a participant’s FICA taxes attributable to SERP benefits (both Excess and Additional), and pays the participant a tax gross-up to cover the federal, state and local income taxes on the amount of the FICA tax payment.

If there were a change in control (as defined) and a Participant either:

(i)	had an involuntary termination of employment, or a voluntary termination of employment for good reason (as defined), within three years afterwards, or

(ii)	had any voluntary termination of employment more than one but within three years afterwards,

then payment of the Additional Benefit would commence upon termination of employment and would be calculated as if the participant were age 62 or older and had at least 12 years of continuous employment. Within three years after a change in control, a participant (or the spouse of a deceased participant) may elect to receive a lump sum payment equal to 90% of the present value of the remaining SERP benefits (both Excess and Additional Benefits). This lump sum payment is in lieu of any further SERP payments.

For the fiscal year ended April 1, 2005, the base salary covered by the SERP for Messrs. Honeycutt, Laphen, Level, Cofoni and Tucker was $1,294,300, $646,150, $546,075, $421,800 and $413,700, respectively. Assuming no increase in base salary, the estimated annual Additional Benefit, on a single life annuity basis, payable to Messrs. Honeycutt, Laphen, Cofoni and Tucker upon retirement at age 62 is $627,830, $297,563, $187,968 and $183,918, respectively. The estimated annual Additional Benefit, on a single life annuity basis, payable to Mr. Level if he were to retire on July 1, 2005 at age 64 years and 6 months, is $242,877.

All stock options held by SERP Participants vest in full and become exercisable to purchase all of the underlying shares upon a change in control.

Severance Plan

Each of the Named Executive Officers also participates in the Severance Plan for Senior Management and Key Employees (the “Severance Plan”), which provides certain benefits to participants in the event of a change in control of the Company.

If there were a change in control (as defined) and any of them either:

(i)	had a voluntary termination of employment for Good Reason (as defined) within two years afterward, or

(ii)	had an involuntary termination of employment, other than for death, disability or Cause (as defined), within three years afterward,

then he would receive a one-time payment and medical benefits during a specified period after termination. Mr. Honeycutt would also be entitled to a one-time payment and medical benefits if he had a voluntary employment termination, with or without good reason (as defined), during the thirteenth month following a change in control.

The amount of the one-time payment is equal to a multiple of the participant’s then-current annual base salary, plus the average of the three most recent annual incentive bonuses paid or determined. The multiple is two for Messrs. Laphen, Level, Cofoni and Tucker, and three for Mr. Honeycutt. The number of years after termination of employment during which a participant would receive medical benefits is equal to the applicable multiple (two or three).

The Severance Plan also provides that the Company would reimburse participants for all excise taxes they would be required to pay as a consequence of a change in control.

Employment Agreement

The Company and Mr. Honeycutt have entered into an employment agreement, pursuant to which the Company has agreed to employ Mr. Honeycutt as its Chairman and Chief Executive Officer through May 1, 2010 at a minimum annual base salary of $1,040,000. Mr. Honeycutt reports directly to the Board of Directors, and his salary is subject to annual review and adjustment by the Board. Mr. Honeycutt participates in the Company’s employee benefits plans and its bonus, stock option and other incentive compensation plans on terms no less favorable than those applying to other senior officers of the Company.

If Mr. Honeycutt resigns for good reason (as defined) or is terminated by the Company without cause (as defined), he will receive: (i) base salary through the date of termination; (ii) a pro rata annual bonus based upon his maximum bonus opportunity for the year; (iii) immediate vesting of all incentive awards; (iv) immediate vesting of all stock options and restricted stock that would otherwise have vested within the following three years, and extension of the stock option exercise period until the earlier of the option expiration date or the fifth anniversary of the employment termination date; (v) a severance payment in an amount equal to the product of (a) the number of years (including fractional years), but not in excess of three, by which the termination date precedes his 65th birthday, multiplied by (b) the sum of his annual base salary, as in effect immediately prior to termination, plus the average of his three most recent annual bonuses paid or determined; (vi) continuation of all health and welfare benefits for the number of years (including fractional years), but not in excess of three, by which the termination date precedes his 65th birthday; and (vii) SERP retirement or early retirement benefits calculated as if he had terminated employment at an age equal to the lesser of 62, or the sum of his actual age plus three.

If Mr. Honeycutt’s employment is terminated by the Company for cause, he will receive: (i) base salary through the date of termination; (ii) a 90-day period (or until the option expiration date, if earlier) to exercise stock options that are vested on the employment termination date; and (iii) SERP retirement benefits if he is 62 or older on the employment termination date, as described under “Defined Benefit Plans; Supplemental Executive Retirement Plan” above.

If Mr. Honeycutt’s employment is terminated for disability or by death, he or his estate will receive: (i) base salary through the date of termination; (ii) a pro rata annual bonus based upon his maximum bonus opportunity for the year; (iii) immediate vesting of all incentive awards; (iv) immediate vesting of all stock options and restricted stock; and (v) SERP death or disability benefits as described under “Defined Benefit Plans; Supplemental Executive Retirement Plan” above.

Stock Performance

The following graph compares the cumulative total return on CSC stock during the last five fiscal years with the cumulative total return on the Standard & Poor’s 500 Stock Index and the Goldman Sachs Technology Services Index.

COMPARISON OF CUMULATIVE TOTAL RETURN

120
90
60
30
Dollars
FY 2000
FY 2001
FY 2002
FY 2003
FY 2004
FY 2005
CSC
S&P 500
Goldman Sachs Technology Services Index

Indexed Return (2000 = $100)*

	Return FY 2001	Return FY 2002	Return FY 2003	Return FY 2004	Return FY 2005	CAGR
CSC Common Stock	–59.12%	56.88%	–35.86%	24.44%	11.42%	–10.62%
S&P 500 Index	–21.68%	0.24%	–24.76%	35.12%	6.69%	–3.16%
Goldman Sachs Technology Services Index	–10.97%	20.16%	–44.16%	36.27%	3.06%	–3.45%

*	Assumes $100 invested on April 1, 2000 in Computer Sciences Corporation Common Stock, the S&P 500 Index, and the Goldman Sachs Technology Services Index. Indexed amounts and return percentages assume a March 31 fiscal year end.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP as independent auditors for fiscal year 2006. The Board of Directors is submitting the appointment of Deloitte & Touche LLP for ratification at the Annual Meeting.

We expect that a representative of Deloitte & Touche LLP will attend the Annual Meeting. He or she will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

Fees

The following table summarizes the aggregate fees billed by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for services provided during the last two fiscal years:

	FY2005	FY2004
Audit Fees(1)	$7,844,000	$4,765,000
Audit-Related Fees(2)	2,655,000	1,390,000
Tax Fees(3)	2,962,000	3,232,000
All Other Fees(4)	34,000	7,000
	$13,495,000	$9,394,000

(1)	Includes fees associated with the audit of our consolidated annual financial statements, review of our consolidated interim financial statements, statutory audits of international subsidiaries and, beginning with fiscal year 2005, the audit of our internal control over financial reporting.

(2)	Consists primarily of fees for third party data center reviews, accounting research, due diligence, employee benefit plan audits and, for fiscal year 2005, special audits of subsidiaries we divested.

(3)	Consists of fees for tax compliance and consultation, and expatriate tax services.

(4)	Consists primarily of technical training services and, for fiscal year 2005, government contract advisory services.

Pre-Approval Policy

The Audit Committee pre-approves all audit, audit-related and tax services (other than prohibited non-audit services) to be provided by the independent auditors. The Committee has delegated to its Chairman the authority to pre-approve all other services to be provided by the independent auditors, up to an aggregate of $50,000 each fiscal year. The Chairman reports each such pre-approval decision to the full Audit Committee at its next scheduled meeting.

Vote Required

A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for fiscal year 2006.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires CSC directors and executive officers, and persons who own more than 10% of the CSC stock, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of CSC stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of information furnished to us, reports filed through us and representations that no other reports were required, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with in a timely manner during the fiscal year ended April 1, 2005, with the exception of an amended Form 4A filed on June 18, 2004 on behalf of Harvey Bernstein to report 50 shares of CSC stock acquired by his spouse upon the death of her mother in 2003. Mr. Bernstein has no voting or investment power with respect to those shares.

Stockholder Proposals and Nomination of Directors at the 2006 Annual Meeting

Stockholders may submit proposals, including director nominations, for consideration at the 2006 Annual Meeting of stockholders.

Stockholder Proposals.  For a stockholder proposal to be considered for inclusion in CSC’s proxy statement for the 2006 Annual Meeting, the written proposal must be received by CSC’s Corporate Secretary at our principal executive offices not later than February 23, 2006. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in CSC’s proxy statement is instead a reasonable time before CSC begins to print and mail its proxy materials. The proposal must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary Computer Sciences Corporation 2100 East Grand Avenue El Segundo, California 90245 Facsimile: (310) 322-9767

For a stockholder proposal that is not intended to be included in CSC’s 2006 proxy statement for the 2006 Annual Meeting, timely notice of the proposal in proper written form must be given to CSC’s Chairman of the Board, Chief Executive Officer or Secretary in accordance with the requirements set forth in our Bylaws. To be timely, the notice must be delivered to or mailed and received at our principal executive offices between March 4, 2006 and April 3, 2006. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then, in order to be timely, notice of the stockholder proposal must be so received not later than the 10th day after the earlier of (i) the day upon which the annual meeting date is first publicly disclosed, or (ii) the day upon which the notice of annual meeting is mailed.

Nomination of Director Candidates. The Nominating/Corporate Governance Committee will consider candidates recommended by stockholders who beneficially own in excess of 1% of the outstanding CSC stock. Any such recommendation for director nominees at the 2006 Annual Meeting must be submitted to the Committee, in care of the Corporate Secretary, and received at our principal executive offices by the deadline set forth above for receipt of stockholder proposals to be considered for inclusion in CSC’s proxy statement. See “Corporate Governance; Director Nomination Process” above for a list of items that should be included with the submission and a description of the Nominating/Corporate Governance Committee’s evaluation process.

Copy of Bylaw Provisions.  You may contact CSC’s Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals. CSC’s Bylaws are also available on the Company’s Website, www.csc.com, under “Corporate Governance.”

Householding; Availability of 2005 Annual Report and Proxy Statement

The SEC permits the Company to deliver a single proxy statement and annual report to an address shared by two or more stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for the Company. In order to take advantage of this opportunity, the Company and banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report to multiple stockholders who share an address and last name, unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. If you would like an additional copy of the 2005 Annual Report or this proxy statement, these documents are available on the Company’s Website, www.csc.com, under “Investor Relations/SEC Filings.” They are also available without charge to any stockholder, upon request, by calling 800.542.3070 or writing to:

Investor Relations Computer Sciences Corporation 2100 East Grand Avenue El Segundo, California 90245

If you share the same address with other CSC stockholders and would like to start or stop householding for your account, you can call 800.542.1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record and your account number(s).

If you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, you will be sent separate copies of documents mailed at least 30 days after receipt of your revocation.

APPENDIX A

INDEPENDENCE STANDARDS

A director is “independent” if the Board of Directors has determined that he or she has no material relationship with Computer Sciences Corporation or any of its consolidated subsidiaries (collectively, the “Company”), either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not “independent” if:

1.	The director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

2.	The director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $100,000 in direct compensation from the Company (other than Board and committee fees, and pension or other forms of deferred compensation for prior service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company is not considered for purposes of this standard;

3.	(a) The director, or an immediate family member of the director, is a current partner of the Company’s internal or external auditor; (b) the director is a current employee of the Company’s internal or external auditor; (c) an immediate family member of the director is a current employee of the Company’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director, or an immediate family member of the director, was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

4.	The director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers serves or served at the same time on that company’s compensation committee; or

5.	The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

An “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

A-1

2100 EAST GRAND AVENUE EL SEGUNDO, CA 90245	VOTE BY INTERNET - www.proxyvote.com

Use the Internet up until 11:59 p.m. Eastern Daylight Time on July 31, 2005 to transmit your voting instructions and to enroll for electronic delivery of subsequent stockholder communications. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Computer Sciences Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1.800.690.6903

To transmit your voting instructions, use any touch-tone telephone up until 11:59 p.m. Eastern Daylight Time on July 31, 2005. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to Computer Sciences Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Note: Proxy voting instructions for shares held in the Company’s Matched Asset Plan must be given by 11:59 p.m. Eastern Daylight Time on July 27, 2005.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	CMSCN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMPUTER SCIENCES CORPORATION

Vote On Directors
1.	To elect nominees to the CSC Board of Directors				For	Withhold	For All	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
					All	For All	Except

01) Irving W. Bailey, II, 02) David J. Barram, 03) Stephen L. Baum,
04) Rodney F. Chase, 05) Van B. Honeycutt, 06) Leon J. Level,
	07) F. Warren McFarlan, 08) Thomas H. Patrick.				☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.	To ratify the appointment of independent auditors	☐	☐	☐

3.	To consider such other business as may properly come before the meeting, and any postponements or adjournments thereof

Please sign, date and return this Proxy promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and elect to vote by ballot, such vote will supersede this Proxy.

For address changes and/or comments, please check this box and write them on the back where indicated				☐

Please indicate if you plan to attend this meeting		☐	☐

		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

IMPORTANT NOTICE TO SHAREHOLDERS

VOTING PREVENTS ESCHEATMENT

Most states have escheatment laws which require CSC to transfer shareholder accounts when they meet that state’s criteria for abandoned property. These laws require CSC to issue a replacement stock certificate to the applicable state and the certificate in the shareholder’s possession is cancelled on the records of CSC’s transfer agent. While the specified number of years varies by state, escheatment generally occurs if you have not voted during a three-year period and you have not contacted CSC’s Shareholder Services department or CSC’s transfer agent during that time. After delivery to the state, the stock often is sold and claimants are given only the proceeds of the sale, which may or may not be to your benefit, depending on the subsequent trend of the stock price. In addition, it can take many months to retrieve custody of the stock or the proceeds of its sale.

Therefore, it is very important that you vote and that CSC has your current address. If you have moved, please provide your new address to CSC’s transfer agent: Mellon Investor Services, P.O. Box 3315, South Hackensack, New Jersey 07606; telephone 800.676.0654; and Internet address: www.MellonInvestor.com. Please inform Mellon Investor Services if you have multiple accounts or hold stock under more than one name.

For additional information, the CSC Shareholder Services and automated literature request line is available at telephone 800.542.3070.

Note: CSC employees are requested to notify the CSC Service Center (telephone 877.612.2211) of any address change or their local Human Resources representative if not supported by the CSC Service Center.

COMPUTER SCIENCES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS, AUGUST 1, 2005

     The undersigned hereby appoints VAN B. HONEYCUTT, LEON J. LEVEL and HAYWARD D. FISK, and each of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Computer Sciences Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Computer Sciences Corporation to be held at the Sheraton Gateway Hotel, Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045, at 10:00 a.m., Pacific Daylight Time, on August 1, 2005, and at any adjournment thereof, upon the election of directors, to ratify the appointment of independent auditors and to consider any other matter properly coming before the meeting.

     If more than one of such proxies or substitutes shall be present and vote, a majority thereof shall have the powers hereby granted, and if only one of them shall be present and vote, he shall have the powers hereby granted.

     This card also provides voting instructions for shares, if any, held in the Company’s Matched Asset Plan.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

NOTE: THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PROXY

If you do not timely vote by Internet, telephone or mailing your completed proxy card, or attend the meeting and vote by ballot, these shares cannot be voted.